                                                                    EXHIBIT 23.1

                              CONSENT OF KPMG LLP

Board of Directors
First Union Corporation

   We consent to the use of our report, dated January 18, 2001 included in First Union's Annual Report on Form 10-K for the year ended December 31, 2000, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the registration statement.

/s/ KPMG LLP

Charlotte, North Carolina
April 26, 2001